CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 21, 1995 and July 28, 1995 for Pioneer Real Estate Shares (formerly Pioneer Winthrop Real Estate Investment Fund) and to all references to our firm included in or made a part of Post-Effective Amendment No. 5 and Amendment No. 6 to registration statement File Nos. 33-65822 and 811-7870, respectively.




                                        /s/ARTHUR ANDERSEN LLP
                                        ARTHUR ANDERSEN LLP


Boston, Massachusetts
November 3, 1995